Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 333-259485 and 333-267842) of Newegg Commerce, Inc. of our report dated April 28, 2026, relating to the consolidated financial statements, which appears in this Annual Report on Form 20-F.

/s/ BDO USA, P.C.

Los Angeles, California

April 28, 2026